CONFORMED COPY



















                        CONSOLIDATED CIGAR CORPORATION

                  10-1/2% Senior Subordinated Notes Due 2003







                                   INDENTURE



                           Dated as of March 1, 1993









                    CONTINENTAL BANK, NATIONAL ASSOCIATION,

                                                       Trustee




















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                             CROSS-REFERENCE TABLE


  TIA                                                          Indenture
Section                                                         Section

310(a)(1)                  ..............................       7.10
      (a)(2)               ..............................       7.10
      (a)(3)               ..............................       N.A.
      (a)(4)               ..............................       N.A.
      (b)                  ..............................       7.08; 7.10
      (c)                  ..............................       N.A.
311(a)                     ..............................       7.11
      (b)                  ..............................       7.11
      (c)                  ..............................       N.A.
312(a)                     ..............................       2.05
      (b)                  ..............................       11.03
      (c)                  ..............................       11.03
313(a)                     ..............................       7.06
      (b)(1)               ..............................       N.A.
      (b)(2)               ..............................       7.06
      (c)                  ..............................       11.02
      (d)                  ..............................       7.06
314(a)                     ..............................       4.02;
                                                                4.10; 11.02
      (b)                  ..............................       N.A.
      (c)(1)               ..............................       11.04
      (c)(2)               ..............................       11.04
      (c)(3)               ..............................       N.A.
      (d)                  ..............................       N.A.
      (e)                  ..............................       11.05
      (f)                  ..............................       4.10
315(a)                     ..............................       7.01
      (b)                  ..............................       7.05; 11.02
      (c)                  ..............................       7.01
      (d)                  ..............................       7.01
      (e)                  ..............................       6.11
316(a)(last sentence)      ..............................       11.06
      (a)(1)(A)            ..............................       6.05
      (a)(1)(B)            ..............................       6.04
      (a)(2)               ..............................       N.A.
      (b)                  ..............................       6.07
317(a)(1)                  ..............................       6.08
      (a)(2)               ..............................       6.09
      (b)                  ..............................       2.04
318(a)                     ..............................       11.01

                          N.A. means Not Applicable.



Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.





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                                                                         Page

                               TABLE OF CONTENTS

                                   ARTICLE I

                  Definitions And Incorporation by Reference

SECTION 1.01.                   Definitions .......................         1
SECTION 1.02.                   Other Definitions .................        18
SECTION 1.03.                   Incorporation by Reference of Trust
                                  Indenture Act ...................        19
SECTION 1.04.                   Rules of Construction .............        19


                                  ARTICLE II

                                The Securities

SECTION 2.01.                   Form and Dating ...................        20
SECTION 2.02.                   Execution and Authentication ......        20
SECTION 2.03.                   Registrar and Paying Agent ........        21
SECTION 2.04.                   Paying Agent To Hold Money in
                                  Trust ..........................         22
SECTION 2.05.                   Securityholder Lists ..............        22
SECTION 2.06.                   Transfer and Exchange .............        22
SECTION 2.07.                   Replacement Securities ............        23
SECTION 2.08.                   Outstanding Securities ............        24
SECTION 2.09.                   Temporary Securities ..............        24
SECTION 2.10.                   Cancelation .......................        24
SECTION 2.11.                   Defaulted Interest ................        25

                                  ARTICLE III

                                  Redemption

SECTION 3.01.                   Notices to Trustee ................        25
SECTION 3.02.                   Selection of Securities To Be
                                  Redeemed ........................        26
SECTION 3.03.                   Notice of Redemption ..............        26
SECTION 3.04.                   Effect of Notice of Redemption ....        27
SECTION 3.05.                   Deposit of Redemption Price .......        27
SECTION 3.06.                   Securities Redeemed in Part .......        27












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                                  ARTICLE IV

                                  Covenants

SECTION 4.01.                   Payment of Securities .............        28
SECTION 4.02.                   SEC Reports .......................        28
SECTION 4.03.                   Limitation on Debt ................        28
SECTION 4.04.                   Limitation on Debt and Preferred
                                  Stock of Subsidiaries ...........        31
SECTION 4.05.                   Limitation on Restricted Payments .        33
SECTION 4.06.                   Limitation on Restrictions on Dis-
                                  tributions from Subsidiaries ....        36
SECTION 4.07.                   Limitation on Sales of Assets and
                                  Subsidiary Stock ................        37
SECTION 4.08.                   Limitation on Transactions with
                                  Affiliates ......................        42
SECTION 4.09.                   Change of Control .................        44
SECTION 4.10.                   Compliance Certificates ...........        45
SECTION 4.11.                   Further Instruments and Acts ......        46


                                   ARTICLE V

                               Successor Company

SECTION 5.01.                   When Company May Merge or Transfer
                                  Assets ..........................        46


                                  ARTICLE VI

                             Defaults and Remedies

SECTION 6.01.                   Events of Default .................        47
SECTION 6.02.                   Acceleration ......................        50
SECTION 6.03.                   Other Remedies ....................        50
SECTION 6.04.                   Waiver of Past Defaults ...........        51
SECTION 6.05.                   Control by Majority ...............        51
SECTION 6.06.                   Limitation on Suits ...............        51
SECTION 6.07.                   Rights of Holders To Receive
                                  Payment .........................        52
SECTION 6.08.                   Collection Suit by Trustee ........        52
SECTION 6.09.                   Trustee May File Proofs of Claim ..        52
SECTION 6.10.                   Priorities ........................        53
SECTION 6.11.                   Undertaking for Costs .............        53
SECTION 6.12.                   Waiver of Stay or Extension Laws ..        53









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                                                                           3












                                  ARTICLE VII

                                    Trustee

SECTION 7.01.                   Duties of Trustee .................        54
SECTION 7.02.                   Rights of Trustee .................        55
SECTION 7.03.                   Individual Rights of Trustee ......        56
SECTION 7.04.                   Trustee's Disclaimer ..............        56
SECTION 7.05.                   Notice of Defaults ................        56
SECTION 7.06.                   Reports by Trustee to Holders .....        56
SECTION 7.07.                   Compensation and Indemnity ........        57
SECTION 7.08.                   Replacement of Trustee ............        58
SECTION 7.09.                   Successor Trustee by Merger .......        59
SECTION 7.10.                   Eligibility Disqualification ......        59
SECTION 7.11.                   Preferential Collection of Claims
                                  Against Company .................        59


                                 ARTICLE VIII

                      Discharge of Indenture; Defeasance

SECTION 8.01.                   Discharge of Liability on
                                  Securities; Defeasance ..........        60
SECTION 8.02.                   Conditions to Defeasance ..........        61
SECTION 8.03.                   Application of Trust Money ........        63
SECTION 8.04.                   Repayment to Company ..............        63
SECTION 8.05.                   Indemnity for Government
                                  Obligations .....................        63
SECTION 8.06.                   Reinstatement .....................        63


                                  ARTICLE IX

                                  Amendments

SECTION 9.01.                   Without Consent of Holders ........        64
SECTION 9.02.                   With Consent of Holders ...........        65
SECTION 9.03.                   Compliance with Trust Indenture
                                  Act..............................        66
SECTION 9.04.                   Revocation and Effect of Consents
                                  and Waivers .....................        66
SECTION 9.05.                   Notation on or Exchange of
                                  Securities ......................        67
SECTION 9.06.                   Trustee To Sign Amendments ........        67










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SECTION 9.07.                   Payment for Consent ...............        67


                                   ARTICLE X

                                 Subordination

SECTION 10.01.                  Agreement To Subordinate ..........        68
SECTION 10.02.                  Liquidation, Dissolution,
                                  Bankruptcy ......................        68
SECTION 10.03.                  Default on Senior Debt ............        68
SECTION 10.04.                  Acceleration of Payment of
                                  Securities ......................        69
SECTION 10.05.                  When Distribution Must Be Paid
                                  Over ............................        70
SECTION 10.06.                  Subrogation .......................        70
SECTION 10.07.                  Relative Rights ...................        70
SECTION 10.08.                  Subordination May Not Be Impaired
                                  by Company ......................        70
SECTION 10.09.                  Rights of Trustee and Paying
                                  Agent ...........................        70
SECTION 10.10.                  Distribution or Notice to
                                  Representative ..................        71
SECTION 10.11.                  Article X Not To Prevent Events of
                                  Default or Limit Right To
                                  Accelerate ......................        71
SECTION 10.12.                  Trust Moneys Not Subordinated .....        71
SECTION 10.13.                  Trustee Entitled To Rely ..........        72
SECTION 10.14.                  Trustee To Effectuate
                                  Subordination ...................        72
SECTION 10.15.                  Trustee Not Fiduciary for Holders
                                  of Senior Debt ..................        72
SECTION 10.16.                  Reliance by Holders of Senior Debt
                                  on Subordination Provisions .....        73


                                  ARTICLE XI

                                 Miscellaneous

SECTION 11.01.                  Trust Indenture Act Controls ......        73
SECTION 11.02.                  Notices ...........................        73
SECTION 11.03.                  Communication by Holders with Other
                                  Holders .........................        74










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SECTION 11.04.                  Certificate and Opinion as to
                                  Conditions Precedent ............        74
SECTION 11.05.                  Statements Required in Certificate
                                  or Opinion ......................        75
SECTION 11.06.                  When Securities Disregarded .......        75
SECTION 11.07.                  Rules by Trustee, Paying Agent and
                                  Registrar .......................        75
SECTION 11.08.                  Legal Holidays ....................        75
SECTION 11.09.                  Governing Law .....................        76
SECTION 11.10.                  No Recourse Against Others ........        76
SECTION 11.11.                  Successors ........................        76
SECTION 11.12.                  Multiple Originals ................        76
SECTION 11.13.                  Table of Contents; Headings .......        77


Exhibit A - Form of Security









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                                    INDENTURE dated as of March 1, 1993,
                           between CONSOLIDATED CIGAR CORPORATION, a Delaware corporation (the "Company"), and CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10-1/2% Senior Subordinated Notes
Due 2003 (the "Securities"):


                                   ARTICLE I

                  Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business,
(iii) a disposition of obsolete assets in the ordinary course of business,
(iv) a disposition subject to or permitted by Section 4.05, (v) the disposition by the Company in January 1996 to Universal Container Corp. of a









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                                                                           2










250,000 square foot manufacturing building in Cayey, Puerto Rico for a purchase price not to exceed $7,500,000 pursuant to an option purchase agreement, dated December 4, 1989, between the Company and Universal Container Corp. and (vi) the Congar Merger.

                  "Average Life" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Debt" means any and all amounts payable by the Company or any of its Subsidiaries under or in respect of the Credit Agreement or any Refinancing Agreement, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit the Company or any of its Subsidiaries to Issue any Debt that is not permitted pursuant to Section 4.03 or Section 4.04.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal
Holiday.

                  "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.












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                                                                           3










                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) prior to the earlier to occur of the first public offering of Voting Stock of Parent or the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                (ii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of











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                                                                           4










         Directors of the Company (for the purposes of this clause (ii), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

              (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Congar Merger" means all (but not less than all) the following transactions: (a) the acquisition by Congar Newco Inc. ("Newco"), a Wholly Owned Subsidiary of Mafco, of all the issued and outstanding capital stock of Congar International Corp., a Wholly Owned Subsidiary of the Company;
(b) immediately following such acquisition, the contribution by Mafco of all the issued and outstanding capital stock of Newco to Parent; (c) immediately following such contribution, the contribution by Parent of all the issued and outstanding capital stock of Newco to the Company; (d) immediately following such contribution, the











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                                                                           5










merger of Congar International Corp. with and into Newco, with Newco as the corporation surviving such merger; and (e) immediately following such merger, the change of the name of Newco to "Congar International Corp."

                  "Consolidated EBITDA Coverage Ratio" for any period means the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if the Company or any Subsidiary has issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary Refinanced or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this











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                                                                           6










definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of the Company or any Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, plus (c) the cash contributions to an employee stock ownership plan to the extent such contributions are used by an employee stock ownership plan to pay interest.

                  "Consolidated Net Income (Loss)" means, for any period, the consolidated net income (or loss) of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding
(i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of the Company and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by the Company or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary, to the limitations contained in clause (v) below) and, in the case of net loss, the Company or any Subsidiary has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any Person attributable to any period prior to the date of combination of such Person with the Company or any of its Subsidiaries on a "pooling of interests" basis;
(iv) net gains or losses in respect of dispositions of assets by the Company or any of its Subsidiaries (including pursuant to a sale-and- leaseback arrangement) other than in the ordinary course of business; (v) the net income of any Subsidiary to the extent that the declaration of dividends or distributions by that











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                                                                           7










Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgement, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; and (vi) the cumulative effect of a change in accounting principles.

                  "Consolidated Net Tangible Assets" means the total assets shown on the balance sheet of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made less (i) all current liabilities, exclusive of the current portion of long-term debt, and minority interests and (ii) goodwill and other intangibles.

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

                  "Credit Agreement" means the Credit Agreement, dated as of February 23, 1993, by and among Consolidated Cigar Acquisition Corp. (to be merged with and into the Company), Congar Newco Inc., various lenders named therein and The Chase Manhattan Bank (National Association), as Agent for the lenders, as the same may be amended from time to time.

                  "Debt" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                (ii) all Capital Lease Obligations of such Person;

              (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and











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                                                                           8









         other accrued current liabilities arising in the ordinary course of business);

                (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (but excluding any accrued dividends);

                (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

              (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Debt" means (i) the Bank Debt and (ii) any other Senior Debt which, at the time of determination has an aggregate principal amount outstanding of, and/or commitments to lend up to, at least $10,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.












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                                                                           9











                  "Domestic Subsidiary" means a Subsidiary incorporated or otherwise organized under the laws of the United States of America or any political subdivision thereof.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash charges (excluding any such non-cash charge constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period).

                  "Employment Agreements" means the employment agreements entered into on, or amended on, October 15, 1992, between the Company and certain of its officers, as described in the prospectus relating to the public offering of the Securities.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable Stock" means any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the date of this Indenture.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Investment" in any Person means any loan or advance to, Guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State in which the principal corporate trust office of the Trustee is located.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Mafco" means Mafco Holdings, Inc., a Delaware corporation.

                  "Merger Agreement" means the Agreement and Plan of Merger, dated as of December 11, 1992, by and between Triple C Acquisition Corp., Mafco and Consolidated Cigar Holdings Inc., as in effect on the date of this Indenture.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary (other than a Wholly Owned Subsidiary), Net Available Cash (as defined above) will be deemed to be a percentage of the Net Available Cash (as calculated above) received equal to (A) 100% minus (B) the Company's percentage ownership in such Subsidiary.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that NonConvertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant
Treasurer or the Secretary or an Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Parent" means Consolidated Cigar (Parent) Holdings Inc., a Delaware corporation, and any other Person which owns or acquires directly or indirectly substantially all the Voting Stock of the Company.

                  "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to Issue Debt or Preferred Stock in exchange or replacement for, such Debt or Preferred Stock, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Agreement" means any credit agreement, indenture or other agreement pursuant to which the Company or any Subsidiary Refinances, in whole or in part, Debt of the Company or any Subsidiary Issued under Section 4.03(b)(1) or Section 4.04(1); provided, however, that the principal amount of the Refinancing Debt Issued pursuant to such Refinancing Agreement may exceed the principal amount of the Debt so Refinanced, but to the extent such Refinancing Debt is Issued pursuant to Section 4.03(b)(1) or
Section 4.04(1), such Refinancing Debt shall in no event exceed, after taking into account all other Debt outstanding under the Credit Agreement and all other Refinancing Agreements (to the extent such other outstanding Debt was Issued pursuant to Section 4.03(b)(1) or Section 4.04(1)) $100 million.

                  "Reimbursement Agreement" means the agreement, dated the date of the original issuance of the Securities, between the Company and Mafco, pursuant to which Mafco will provide the Company, at the request of the Company, with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Debt.

                  "SEC" means the Securities and Exchange Commis-sion.

                  "Secured Debt" means any Debt of the Company secured by a Lien on assets of the Company or any Subsidiary.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means the following obligations, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing actually or contingent:

                  (i) all obligations consisting of the Bank Debt;

                (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), and all fees, expenses and other amounts, in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable;

              (iii) all Capital Lease Obligations of the Company;

                (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i),
         (ii) and (iii) or (C) issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement;

                  (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other Persons for the payment of which, in either case, the Company is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any agreement which has the economic effect of a Guarantee; and

                (vi) all obligations of the Company consisting of modifications or Refinancings of any obligation described in clauses (i), (ii), (iii), (iv) or (v);

unless, in the case of any particular obligation, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations, are not superior in right of payment to the Securities; provided, however, that Senior Debt shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other indebtedness, Guarantee or obligation of the Company or (5) that portion of any Debt which at the time of Issuance is Issued in violation of the Indenture; provided, however, that in the case of this clause (5), (A) any Debt Issued to any Person who had no actual knowledge that the Issuance of such Debt was not permitted under the Indenture and who received on the date of Issuance thereof a certificate from an officer of the Company to the effect that the Issuance of such Debt would not violate the Indenture shall constitute Senior Debt and
(B) any Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall constitute Senior Debt provided that such Debt is extinguished within three business days of Issuance.

                  "Senior Subordinated Debt" means the Securities and any other indebtedness, Guarantee or obligation of the Company that specifically provides that such indebtedness, Guarantee or obligation is to rank pari passu with the Securities and is not subordinated by its terms to any indebtedness, Guarantee or obligation of the Company which is not Senior Debt.

                  "Significant Subsidiary" means (i) any Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or
(ii) any Subsidiary of the Company which, if merged with all Defaulting Subsidiaries of the Company, would at the time of determination either (A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Subsidiary of the Company with respect to which an event described under clause (6), (7), (8) or (9) of Section 6.01 has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the date hereof or hereafter Issued) which is subordinate or junior in right of payment to the Securities.

                  "Subsidiary" means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by

(i) the Company, (ii) the Company and one or more Subsidiaries or (iii) one or more Subsidiaries.

                  "Tax Sharing Agreement" means that certain Tax Sharing Agreement, dated as of the date of the original Issuance of the Securities, by and among the Company, Parent and Mafco, as in effect on the date on which the Securities were originally issued.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939
(15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issu- er's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02.  Other Definitions.

                                             Defined in
                  Term                       Section

"Bankruptcy Law" .......................       6.01
"covenant defeasance option" ...........       8.01(b)
"Custodian" ............................       6.01
"Event of Default" .....................       6.01
"legal defeasance option" ..............       8.01(b)
"Offer" ................................       4.07(b)
"Offer Amount" .........................       4.07(c)(2)

"Offer Period" .........................       4.07(c)(2)
"Outstanding" ..........................       2.08
"pay the Securities" ...................       10.03
"Paying Agent" .........................       2.03
"Payment Blockage Period" ..............       10.03
"Payment Notice" .......................       10.03
"Purchase Date" ........................       4.07(c)(1)
"Registrar" ............................       2.03
"Restricted Payment" ...................       4.05

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a
Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limita-tion;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the issuance of Debt; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.


                                  ARTICLE II

                                The Securities

                  SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original Issue in an aggregate principal amount of $90,000,000, upon a written order of the Company signed by two Officers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original Issue of Securities is to be authenticated. The aggregate Principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03.  Registrar and Paying Agent.  The
Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Secur- ities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi- tional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall Issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the

Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be Outstanding and interest on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.10.  Cancellation.  The Company at any
time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.


                                  ARTICLE III

                                  Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities it shall notify the Trustee in writing of the redemption date, the Principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date (or in the case of a redemption referred to in Section 3.03(b), the earliest anticipated redemption date) unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to
Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp-tion price;

                  (5) if fewer than all the Outstanding Securities are to be redeemed, the identification and Principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is pro-hibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05.  Deposit of Redemption Price.  On or
prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued inter- est on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in Principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Securityholders with such annual reports and information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

                  SECTION 4.03. Limitation on Debt. (a) The Company shall not Issue, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four fiscal quarters of the Company ending at least 45 days prior to the date such Debt is Issued exceeds the ratio indicated below for Debt Issued in each period indicated:

         Period                                             Ratio

         Through December 31, 1994                       1.75 to 1.0
         From January 1, 1995 and thereafter             2.00 to 1.0

                  (b) Notwithstanding Section 4.03(a), the Company may Issue the following Debt:

                  (1) Debt Issued pursuant to the Credit Agreement, any Refinancing Agreement or any other credit agreement, indenture or other agreement, in an aggregate principal amount, after taking into account the principal amount of Debt outstanding pursuant to this clause (1) and Section 4.04(1), not to exceed $100 million at any time outstanding;

                  (2) Debt (other than Debt described in Section 4.03(b)(1)) Issued pursuant to any revolving credit arrangement in an aggregate principal amount at the time of such Issue which, when taken together with the aggregate principal amount then outstanding of all other Debt Issued pursuant to this clause (2), shall not exceed the excess of (a) the sum of (i) 50% of the book value of the inventory of the Company and its consolidated subsidiaries and
(ii) 80% of the book value of the accounts receivable of the Company and its consolidated subsidiaries, in each case as determined in accordance with GAAP over (b) the aggregate principal amount of Debt then outstanding under Section 4.03(b)(1) and Section 4.04(1) (without duplication);

                  (3) Debt Issued to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt by the Company;

                  (4) the Securities and Debt Issued to Refinance any Debt permitted by this clause (4); provided, however, that, in the case of a Refinancing, (i) the principal amount (excluding premium, if any) of the Debt so Issued shall not exceed the principal amount (excluding premium, if any) of the Debt so Refinanced and (ii) the Debt so Issued (A) shall not mature prior to the final Stated Maturity of the Debt so Refinanced, (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so Refinanced and (C) shall consist of Senior Subordinated Debt or Subordinated Obligations;

                  (5) Debt (other than Debt described in clause (1), (2), (3) or (4) of this Section) outstanding on the date of this Indenture and Debt Issued to Refinance, any Debt permitted by this clause (5) or by Section 4.03(a); provided, however, that, in the case of a Refinancing, (i) the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced and (ii) the Debt so Issued (A) shall not mature prior to the final Stated Maturity of the Debt so Refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so Refinanced; provided further, however, that in respect of any Debt consisting of the Company's 15% Senior Subordinated Notes Due 1998 which are not Refinanced on the date of the original Issuance of the Securities, such Debt shall constitute Debt permitted by this clause (5) up until the 60th day after the date of the original Issuance of the Securities, by which date such Debt must be redeemed in full and may not be Refinanced with the proceeds of any Debt Issued pursuant to this clause (5);

                  (6) Debt Issued with respect to obligations (i) the interest on which is tax-exempt, in whole or in part, to the recipient or (ii) in the nature of, or generally referred to as, industrial development bond or industrial revenue bond financing Issued in connection with capital improvements to or construction of facilities of the Company or a Subsidiary;

                  (7) Debt consisting of Guarantees of Debt Issued by any Subsidiary pursuant to Section 4.04(1) and (8); and

                  (8) Debt (other than Debt described in clauses (1) through (7) of this Section and in Section 4.03(a)) in an aggregate principal amount outstanding at any time not to exceed $20 million.

                  (c) Notwithstanding Sections 4.03(a) and 4.03(b), the Company shall not Issue any Debt (i) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Debt shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations or (ii) if such Debt is subordinate or junior in ranking in any respect to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt.

                  (d) In addition, the Company shall not Issue any Secured Debt which is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Debt with a Lien on the same assets securing such Secured Debt for so long as such Secured Debt is secured by such Lien.

                  (e) To the extent the Company or any Subsidiary Guarantees any Debt of a Subsidiary or of the Company and such Debt and such guaranty are Issued pursuant to Section 4.03 or 4.04, such guaranty and such Debt will be deemed to be the same Debt and only the amount of the Debt will be deemed to be outstanding.

                  SECTION 4.04. Limitation on Debt and Preferred Stock of Subsidiaries. The Company shall not permit any Subsidiary to Issue, directly or indirectly, any Debt or Preferred Stock except:

                  (1) Debt of any Domestic Subsidiary Issued pursuant to the Credit Agreement, any Refinancing Agreement or any other credit agreement, indenture or other agreement, in an aggregate principal amount, after taking into account the principal amount of Debt outstanding pursuant to Section 4.03(b)(1) and this clause (1), not to exceed $100 million at any time outstanding;

                  (2) Debt or Preferred Stock Issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

                  (3) Debt or Preferred Stock of a Subsidiary Issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company);

                  (4) Debt or Preferred Stock (other than Debt or Preferred Stock described in clause (1), (2) or (3) of this Section) Issued and outstanding on or prior to the date of this Indenture;

                  (5) Debt or Preferred Stock Issued to Refinance Debt or Preferred Stock referred to in the foregoing clause (3) or (4); provided, however, that (i) the principal amount of such Debt or Preferred Stock so Issued shall not exceed the principal amount or liquidation value of the Debt or Preferred Stock so Refinanced and
         (ii) the Debt so Issued (A) shall have a final Stated Maturity later than the final Stated Maturity of the Debt or final redemption date (if any) of the Preferred Stock being Refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt or Preferred Stock being Refinanced;

                  (6) Debt Issued with respect to obligations (i) the interest on which is tax-exempt, in whole or in part, to the recipient or (ii) in the nature of, or generally referred to as, industrial development bond or industrial revenue bond financing Issued in connection with capital improvements to or construction of facilities of such Subsidiary;

                  (7) Debt Issued by Domestic Subsidiaries consisting of Guarantees of Senior Debt Issued by the Company pursuant to Section 4.03(b)(1) or (2); and

                  (8) Debt in an aggregate principal amount or Preferred Stock having an aggregate liquidation value which, together with all other Debt and Preferred Stock of Subsidiaries then outstanding, other than Debt or Preferred Stock permitted by clauses (1) through (7) of this Section, does not exceed 5% of Consolidated Net

         Tangible Assets of the Company as of the end of the most recent fiscal quarter of the Company ending not less than 45 days prior to the date such Debt is Issued.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the holders of its Capital Stock (except (x) dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock, (y) dividends or distributions payable to the Company or a Subsidiary and, if a Subsidiary is not wholly owned, to the other shareholders on a pro rata basis, and (z) dividends in an amount not to exceed $82,000,000 payable on the date on which the Securities are originally Issued), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment in any Affiliate of the Company other than a Subsidiary and other than a Person which will become a Subsidiary as a result of any such Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment (the amount of any such Restricted Payment, if other than in cash, as determined in good faith by the Board of Directors, the determination of which shall be evidenced by a resolution of the Board of Directors):

                  (1) a Default shall have occurred and be continu-ing (or would result therefrom); or

                  (2) the Company is not able to incur $1.00 of additional Debt in accordance with the provisions of
         Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the date on which the Securities were originally Issued would exceed the sum of:

                           (a) 50% of the Consolidated Net Income accrued
                  during the period (treated as one accounting period) from January 1, 1993, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (b) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the date on which the Securities were originally Issued (other than an Issuance or sale to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any Subsidiary for the benefit of their employees);

                           (c) the aggregate Net Cash Proceeds received by the
                  Company from the Issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) to an employee stock ownership plan subsequent to January 1, 1993; provided, however, that if such employee stock ownership plan incurs any Debt, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt incurred by it to finance the purchase of such Capital Stock;

                           (d) the amount by which Debt of the Company is
                  reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the date on which the Securities are originally Issued of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

                           (e) the aggregate net cash proceeds received
                  after the date of this Indenture by the Company as capital contributions to the Company; and

                           (f) to the extent that an Investment made by the
                  Company or a Subsidiary in an Affiliate after the date of this Indenture has theretofore been included in the calculation of the amount of Restricted Payments, the aggregate cash repayments to the Company or a Subsidiary of such Investment to the extent not included in Consolidated Net Income of the Company.

                  Notwithstanding the foregoing, the Company may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in clauses (b) through (f) of this Section 4.05(a); provided, however, that the making of such Restricted Payment shall be conditional upon the occurrence of such event.

                  (b) The provisions of Section 4.05(a) shall not prohibit:

                  (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock Issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clauses (3)(b) and (3)(c) of Section 4.05(a);

                (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company which is permitted under Section 4.03; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

              (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.07; provided, however, that such purchase or redemption shall be excluded in the cal-culation of the amount of Restricted Payments; or

                (iv) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or Restricted Payment would have complied with Section 4.05(a); provided, however, that at the time of payment of such dividend or the making of such other Restricted Payment, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments.

                  SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company, (ii) make any loans or advances to the Company or
(iii) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture, including any encumbrance or restriction existing under or pursuant to the Credit Agreement or agreements entered into in connection therewith in effect on the date of the original Issuance of the Securities;

                  (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting an Issuance of Bank Debt or a

         Refinancing of any other Debt Issued pursuant to an agreement referred to in clause (1) or (2) of this Section or this clause (3) or contained in any amendment to an agreement referred to in clause
         (1) or (2) of this Section or this clause (3); provided, however, that any such encumbrance or restriction with respect to any Subsidiary is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to such Subsidiary contained in the agreements referred to in clause (1) or
         (2) above;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; and

                  (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of a Subsidiary (other than security agreements securing Debt of a Subsidiary Issued in connection with any agreement referred to in clause (1), (2) or (3) above)

                  SECTION 4.07. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors (including as to the value of all non-cash consideration), of the Capital Stock and assets subject to such Asset Disposition and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company is required by the terms of any Senior Debt to prepay, repay or purchase Senior Debt or Debt of a Wholly Owned Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) in accordance with the terms of such Debt; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause
(A), at the Company's election, to either (1) the optional prepayment, repayment or repurchase of Senior Debt or Debt of a Wholly Owned Subsidiary or, additionally, in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) which the Company is not required by the terms thereof to prepay, repay or repurchase, or (2) the investment by the Company or any Wholly Owned Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, the investment by such Subsidiary) in assets to replace the assets that were the subject of such Asset Disposition or in assets that (as determined by the Board of Directors the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors) will be used in the businesses of the Company and its Wholly Owned Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, the business of such Subsidiary) existing on the date of this Indenture or in businesses reasonably related thereto, in all cases within the later of one year from the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer pursuant to and subject to the conditions of Section 4.07(b) to the Holders of the Securities and the holders of any other Senior Subordinated Debt designated by the Company to purchase the Securities and such Senior Subordinated Debt; provided, however that in connection with any prepayment, repayment or purchase of Debt pursuant to clause (A) or clause (B) above, the Company or such Subsidiary shall retire such Debt and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased provided further, however, that in connection with an offer pursuant to clause (C) above, if the principal amount and premium of such Securities and such Senior Subordinated Debt, together with accrued and unpaid interest, tendered for acceptance pursuant to such offer exceeds the balance of Net Available Cash, then the Company will accept for purchase the Securities or such Senior Subordinated Debt of each such tendering holder on a pro rata basis in accordance with the principal amount so tendered. Notwithstanding the foregoing provisions of this Section, the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section exceed

$5,000,000. Pending application of Net Available Cash pursuant to this Section, such Net Available Cash shall be, at the Company's election, either
(i) invested in Temporary Cash Investments or (ii) used to make an optional prepayment under any revolving credit facility constituting Senior Debt or Debt of a Wholly Owned Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, Debt of such Subsidiary), provided that the related loan commitment is not permanently reduced in connection therewith.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.07(a)(ii)(C), the Company will be required to purchase Securities and Senior Subordinated Debt designated by the Company tendered pursuant to an offer by the Company for the Securities and such Senior Subordinated Debt (the "Offer") at a purchase price of 100% of their principal amount, without premium, plus accrued interest to the Purchase Date (or in respect of other Senior Subordinated Debt such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Debt) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c), provided that the procedures for making an offer to holders of other Senior Subordinated Debt will be as provided for by the terms of such Senior Subordinated Debt. If the aggregate purchase price of Securities and Senior Subordinated Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities and Senior Subordinated Debt, or if the Company shall be unable to purchase Securities from Holders thereof in an Offer because of the provisions of applicable law or of the Company's or its Subsidiaries' loan agreements, indentures or other contracts governing Senior Debt or Debt of Subsidiaries (in which case the Company need not make an Offer) the Company shall apply the remaining Net Available Cash to (i) invest in properties and assets to replace the properties and assets that were the subject of the Asset Disposition or in properties and assets that (as determined by the Board of Directors, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors) will be used in the businesses of the Company and its Wholly Owned Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, the business of such Subsidiary) existing on the date of this Indenture or in businesses reasonably related thereto or (ii) prepay, repay or repurchase Senior

Debt or Debt of a Wholly Owned Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Subsidiary, Debt of such Subsidiary which the Company or such Wholly Owned Subsidiary or Subsidiary is not required by the terms thereof to prepay, repay, repurchase or redeem (in each case other than Debt owed to the Company or an Affiliate of the Company). The Company shall not be required to make an Offer for Securities and Senior Subordinated Debt pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A) and clause (B) of Section 4.07(a)(ii)) are less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall not be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (1) Promptly, and in any event within 5 days after the last date by which the Company must have applied Net Available Cash pursuant to Section 4.07(a)(ii)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of Principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (2).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers'

Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The amount so deposited may be invested in Temporary Cash Investments the maturity date of which is not later than the Purchase Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities and Senior Subordinated Debt delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period.

                  (3) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate Principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be Issued new Securities equal in Principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.08. Limitation on Transactions with Affiliates.
(a) The Company shall not, and shall not permit any Subsidiary to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the Voting Stock of the Company or with an Affiliate of any such owner unless the terms of such business, transaction or series of transactions are (i) set forth in writing, (ii) at least as favorable to the Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's- length dealings with an unrelated third Person and (iii) to the extent that such business, transaction or series of transactions is known by the Board of Directors to involve an Affiliate of the Company or a legal or beneficial owner of 10% or more of the Voting Stock of the Company or an Affiliate of such owner, and except in the case of any purchase or sale of inventory in the ordinary course of business, a majority of the disinterested members of the Board of Directors have, by resolution, determined in good faith that the criteria set forth in clause (ii) are satisfied.

                  (b) The provisions of Section 4.08(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) the Tax Sharing Agreement, (iii) any transaction between the Company and a Subsidiary (provided that no portion of any minority interest in any such Subsidiary is owned by any Affiliate (other than the Company or a Wholly Owned Subsidiary) of either the Company or any Wholly Owned Subsidiary or any legal or beneficial owner of 10% or more of the Voting Stock of the Company or any Affiliate of such owner) or between Subsidiaries (provided that no portion of any minority interest in any such Subsidiary is owned by any Affiliate (other than the Company or a Wholly Owned Subsidiary) of either the Company or any Wholly Owned Subsidiary or any legal or beneficial owner of 10% or more of the Voting Stock of the Company or any Affiliate of such owner), (iv) any transaction between the Company or a Subsidiary and its own employee stock ownership plan, (v) the Employment Agreements and any other transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company, (vi) the payment by the Company of bonuses aggregating $1 million to certain officers or employees of the Company or any of its Subsidiaries as provided for in
Section 8.09 of the Merger Agreement, (vii) any transaction contemplated by the Reimbursement Agreement, (viii) the Congar Merger, or (ix) any other tax allocation agreement between the Company or any of its Subsidiaries with any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined return, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings Inc. is the common parent for purposes of filing a consolidated Federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

                  SECTION 4.09. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in Section 4.09(b). Prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Bank Debt or to offer to repay in full all Bank Debt and to repay the Bank Debt of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Debt to permit the repurchase of the Securities as provided for in Section 4.09(b) below. The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this
Section 4.09.

                  (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.10. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 4.08 or whether or not a Change of Control has occurred.

                  SECTION 4.11. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE V

                               Successor Company


                  SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to incur at least $1.00 of Debt pursuant to Section 4.03(a);

                (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of

         Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that (x) the merger of Consolidated Cigar Acquisition Corp. with and into the Company and the merger of Triple C Acquisition Corp. with and into the Company, each to occur on the date the Securities are originally Issued, shall not be prohibited by this Section 5.01 so long as the Company is the surviving corporation in each such merger and (y) this Section 5.01 shall not prohibit a Wholly Owned Subsidiary from consolidating with or merging with or into, or conveying, transferring or leasing all or substantially all its assets to, the Company, so long as the Company is the surviving corporation in any such transaction.

                  The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.


                                  ARTICLE VI

                             Defaults and Remedies


                  SECTION 6.01.  Events of Default.  An "Event of
Default" occurs if:

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.09 (other than a failure to purchase Securities) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

                  (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below; provided, however, that any acceleration by the holders of the Company's outstanding 15% Senior Subordinated Notes Due 1998 (other than an acceleration because of the failure of the Company to pay such Debt when it is due and payable) shall not, in and of itself, constitute a Default under this Clause (6);

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any judgment or decree for the payment of money in excess of $5,000,000 is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6) or (9)(B)is not an Event of Default until the Trustee or the Holders of at least 25% in Principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company and to the Representative of Bank Debt, or the Holders of at least 25% in Principal amount of the Securities by notice to the Company and the Trustee and to the Representative of Bank Debt, may declare the Principal of and accrued interest on all the Securities to be due and payable on the earlier of
(x) the date five Business Days following the giving of such notice and (y) the acceleration of the maturity of the Bank Debt. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies- cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Security-holder may not pursue any remedy with respect to this Inden-ture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in Principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08.  Collection Suit by Trustee.  If an
Event of Default in payment of interest or Principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.











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                                                                            53











                  SECTION 6.10.  Priorities.  If the Trustee col-
lects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Sec-tion 7.07;

                  SECOND: to holders of Senior Debt to the extent required by Article 10;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securi-ties for Principal and interest, respectively; and

                  FOURTH:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                    Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of
Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02.  Rights of Trustee.  (a)  The
Trustee may rely on any document believed by it to be genu-ine and to have been signed or presented by the proper Per-son. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d)  The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03.  Individual Rights of Trustee.  The
Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each March 1 beginning with the March 1 following the date of this Indenture, and in any event prior to April 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of March 1 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07.  Compensation and Indemnity.  The
Company shall pay to the Trustee from time to time rea- sonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reim-burse the Trustee upon request for all reasonable out-of- pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.











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                                                                            58











                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under

Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10.  Eligibility; Disqualification.  The
Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIAss. 310(b); provided, however, that there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out- standing if the requirements for such exclusion set forth in TIAss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.













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                                                                            60










                                 ARTICLE VIII

                      Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all Outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 5.01(iii) and
5.01(iv) and the operation of Section 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) or because of the failure of the Company to comply with clauses (iii) and (iv) of Section 5.01.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02.  Conditions to Defeasance.  The
Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Securities to maturity or redemption, as the case may be;

                  (2) unless the Company has deposited cash under clause (1) and unless a notice of redemption has been mailed pursuant to Section
         3.03 and other arrangements satisfactory to the Trustee for such redemption of Securities have been made, the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) unless a notice of redemption has been mailed pursuant to Section 3.03 and other arrangements satisfactory to the Trustee for such redemption of Securities have been made, 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) no Default or, in the event a notice of redemption has been mailed pursuant to Section 3.03 and other arrangements satisfactory to the Trustee for such redemption have been made, no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8), has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security- holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Offi- cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03.  Application of Trust Money.  The
Trustee shall hold in trust money or U.S. Government Obliga- tions deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Securities. Money and securities so held in trust are not subject to
Article 10.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05.  Indemnity for Government Obliga-
tions. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government
Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                                  Amendments

                  SECTION 9.01.  Without Consent of Holders.  The
Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Security-holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Debt (or Representatives therefor) under Article 10;

                  (5) to add Guarantees with respect to the Secur-ities or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal amount of the Outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the Principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Arti-cle 10; or

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03.  Compliance with Trust Indenture
Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06.  Trustee To Sign Amendments.  The
Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In sign- ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permit- ted by this Indenture.

                  Section 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

                                   ARTICLE X

                                 Subordination

                  SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Securities shall in all respects rank pari passu with all other Senior Subordinated Debt of the Company and only indebtedness of the Company which is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

                  SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Debt shall be entitled to receive payment in full of the Senior Debt before Securityholders shall be entitled to receive any payment of Principal of, or premium, if any, or interest on the Securities; and

                  (2) until the Senior Debt is paid in full, any distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Debt to at least the same extent as the Securities.

                  SECTION 10.03. Default on Senior Debt. The Company may not pay the principal of, premium, if any, or interest on, the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Debt is not paid when due or (ii) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Debt has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative which gave such Payment Notice, (ii) by repayment in full of such Designated Senior Debt or (iii) because the default specified in such Payment Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Debt or the Representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Payment Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period; provided, however, that if any Payment Notice within such 360-day period is given by or on behalf of any holders of any Designated Senior Debt (other than Bank Debt) (the "Initial Payment Notice"), the Representative of the Bank Debt may give another Payment Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  SECTION 10.04. Acceleration of Payment of Securities. If an Event of Default shall have occurred and be continuing, the Trustee or the Holders of the Securities electing to accelerate the Securities pursuant to
Section 6.02 shall give the Representative of the Bank Debt five Business Days' prior written notice before accelerating the Securities, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that the Trustee or such Holders may so accelerate the Securities immediately without such notice if at such time payment of any Bank Debt shall have been accelerated. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Debt (or their Representatives) of the acceleration.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

                  SECTION 10.06. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article 10 to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

                  SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Secu- rityholders, the obligation of the Company, which is absolute and unconditional, to pay Principal of, premium, if any, and interest on the Securities in accordance with their terms; or

                  (2) except as set forth in Section 10.04 prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

                  SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.09.  Rights of Trustee and Paying
Agent.  Notwithstanding Section 10.03, the Trustee or Paying

Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt may give the notice; provided, however, that, if an issue of Senior Debt has a Representative, only the Representative may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Secu- rityholders or the Trustee to accelerate the maturity of the Securities, except as expressly set forth in
Section 10.04.

                  SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of Principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security- holders or (iii) upon the Representatives for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15.  Trustee Not Fiduciary for Holders
of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.


                                  ARTICLE XI

                                 Miscellaneous

                  SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 11.02.  Notices.  Any notice or communica-
tion shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                           if to the Company:

                  Consolidated Cigar Corporation
                  5900 North Andrews Avenue, Suite 700
                  Fort Lauderdale, Florida 33309-2300

                  Attention of Chief Financial Officer


                           if to the Trustee:

                  Continental Bank, National Association
                  231 South LaSalle Street
                  Chicago, Illinois 60697

                  Attention of Corporate Trust Department, 7th Floor

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Security- holder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Except that, in the case of any such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

                  SECTION 11.06.  When Securities Disregarded.  In
determining whether the Holders of the required Principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore- going, only Securities Outstanding at the time shall be considered in any such determination.

                  SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 11.10.  No Recourse Against Others.  A
director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such lia- bility. The waiver and release shall be part of the consi- deration for the Issue of the Securities.

                  SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


CONSOLIDATED CIGAR
CORPORATION,

 By Theo W. Folz
    Name:  Theo W. Folz
    Title: President and Chief
           Executive Officer



CONTINENTAL BANK, NATIONAL
ASSOCIATION,

 By John W. Porter
    Name:  John W. Porter
    Title: Trust Officer









                                                                     EXHIBIT A










                          [FORM OF FACE OF SECURITY]

No.                                                                $
                        CONSOLIDATED CIGAR CORPORATION

                   10-1/2% Senior Subordinated Note Due 2003


                  Consolidated Cigar Corporation, a Delaware corporation, promises to pay to , or registered assigns, the principal sum of Dollars on March 1, 2003.

                  Interest Payment Dates:  March 1 and September 1.

                  Record Dates:  February 15 and August 15.

                  Additional provisions of this Security are set forth on the other side of this Security.


Dated:

                                         CONSOLIDATED CIGAR
                                         CORPORATION,

                                           by

                                              -----------------------
                                                  President


                                              -----------------------
                                                  Secretary

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

CONTINENTAL BANK, NATIONAL
ASSOCIATION,
as Trustee, certifies                             [Seal]
that this is one of
the Securities referred
to in the Indenture.

  by
    -----------------------------
            Authorized Signatory

                      [FORM OF REVERSE SIDE OF SECURITY]

                        CONSOLIDATED CIGAR CORPORATION

                   10-1/2% Senior Subordinated Note Due 2003


1.  Interest

                  Consolidated Cigar Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 1 and September 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 3, 1993. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

                  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the February 15 or August 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.


3.  Paying Agent and Registrar

                  Initially, Continental Bank, National Association, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.


4.  Indenture

                  The Company issued the Securities under an Indenture dated as of March 1, 1993 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $90,000,000 aggregate principal amount (subject to Section
2.07 of the Indenture). The Indenture imposes certain limitations on the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by the Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and the Subsidiaries to restrict distributions and dividends from Subsidiaries.


5. Optional Redemption

                  Except as set forth in this paragraph 5, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  if redeemed during the 12-month period beginning
March 1,

============================================================================
Year             Percentage                   Year             Percentage
- ----------------------------------------------------------------------------
1993             110.5%                       1997             104.50
- ----------------------------------------------------------------------------
1994             109.00                       1998             103.00
- ----------------------------------------------------------------------------
1995             107.50                       1999             101.50
- ----------------------------------------------------------------------------
1996             106.00
============================================================================

and thereafter at 100%; provided, however, that the Securities may not be so redeemable prior to March 1, 1998, unless there is a Change of Control.

                  Until March 1, 1995, the Company may redeem, with, and to the extent the Company actually receives, the net proceeds of a Public Equity Offering of the Company or any of its Subsidiaries or Parent, the Securities in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                  if redeemed before March 1, 1994, 110.50%;
                  if redeemed on or after March 1, 1994, 109.00%

provided, however, that at least $65 million aggregate principal amount of the Securities must remain outstanding after each such redemption. A "Public Equity Offering" means an underwritten public offering of equity securities of the Company or any of its Subsidiaries or Parent pursuant to an effective registration statement under the Securities Act.

6.  Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.
If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.  Subordination

                  The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Regis-trar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture,
(i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

14.  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $5,000,000 and continues for 10 days after the required notice to the Company or such Significant Subsidiary; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $5,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable on the earlier to occur of (1) the fifth Business Day after notice of intent to accelerate is given to the Representative of Bank Debt and (2) the date on which Bank Debt is accelerated. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The

Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.  Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN
REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF
THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN
LARGER TYPE.  REQUESTS MAY BE MADE TO:  CONSOLIDATED CIGAR
CORPORATION, 5900 NORTH ANDREWS AVENUE, SUITE 700, FORT
LAUDERDALE, FLORIDA, 33309-2300.

                  ATTENTION OF CHIEF FINANCIAL OFFICER

   ------------------------------------------------------------------------

                                ASSIGNMENT FORM

               To assign this Security, fill in the form below:

                 I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


                and irrevocably appoint                   agent to
                transfer this Security on the books of the Company. The agent may substitute another to act for him.


    -----------------------------------------------------------------------

    Date: _______________________ Your Signature: _________________________


    -----------------------------------------------------------------------
    Sign exactly as your name appears on the other side of this Security.

                      OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY
PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.09 OF
THE INDENTURE, CHECK THE BOX: [ ]


                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07
OR 4.09 OF THE INDENTURE, STATE THE AMOUNT:
$


DATE: __________________                    YOUR SIGNATURE: __________________
                                            (SIGN EXACTLY AS YOUR NAME APPEARS
                                            ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                    (SIGNATURE MUST BE GUARANTEED BY A
                    MEMBER FIRM OF THE NEW YORK STOCK
                    EXCHANGE OR A COMMERCIAL BANK OR TRUST
                    COMPANY)